Exhibit (n)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Permal Hedge Strategies Fund II

We consent to the use of our report dated May 23, 2014, with respect to the financial statements of Permal Hedge Strategies Fund II, as of March 31, 2014, included herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

July 22, 2014